                               SERVICES AGREEMENT

        THIS AGREEMENT, entered into as of the 19th day of August, 1998 by and between Long Distance Direct Holdings, Inc., a Delaware corporation with principal place of business at 1 Blue Hill Plaza, Pearl River, NY 10965, and PowerChannel, Inc. a Delaware corporation with principal place of business at 1 Blue Hill Plaza, Pearl River, NY 10965.

         WHEREAS, Long Distance Direct Holdings, Inc. (the "Company") has experienced a reduction in its business operations and currently has an excess capacity of employees;

        WHEREAS, the Company believes it is in the Company's best interest to retain the services of its employees in order to accommodate additional man-power requirements it may have in the foreseeable future;

        WHEREAS, PowerChannel, Inc. ("PCI") currently has a shortage of workers available to handle its existing work flow but is not yet in a position to increase its payroll by hiring additional full time employees;

        NOW THEREFORE, for these premises and for other good and valuable consideration, the parties hereto hereby agree as follows;

        1. Provision of Certain Employees. Subject to the terms and conditions hereof including, the Company shall make certain employees of the (the "Employees"), available to PCI as they may from time to time be reasonably needed by PCI, to assist PCI in conducting its business during the term of this Agreement.

        2. Limitations on Availability. Notwithstanding paragraph one hereof, it is understood that none of the Employees will be expected to allocate more than 50% of his or her professional time to the work allocated to such Employee by PCI. It is further understood that during the term hereof, each Employee shall be primarily responsible to the Company and that in all circumstances the mandates of such Employee's responsibilities to the Company shall supersede his or her obligations to PCI pursuant to this Agreement. PCI acknowledges that as a result, the work it allocates to the Employees hereunder shall be attended to by such Employees on a "best efforts" basis as discretionarily applied by each Employee adhering to the mandates of this paragraph 2.

         3. Term. The term of this Agreement shall be for one year, until August 18, 1999 unless extended by written agreement of the parties hereto on no more than 30 days' written notice hereto.

        4. No Employment Relationship. The Employees, at all times during the term of this Agreement, shall remain employees of the Company and shall not, by virtue of this Agreement, be deemed to be employees of PCI. As a result, the Company shall remain liable to each Employee for the payment of such Employee's salary and the provision of any and all other benefits that the Company provides to its employees in accordance with the Company's practices as in effect on the date hereof and as may, from time to time be amended by the Company during the term of this Agreement. PCI shall have no obligation to compensate the Employees for the provision of their services hereunder. Nothing herein shall be deemed to create an obligation on the part of the Company to retain any of the Employees if, in the exercise of its business judgment, it deems it necessary or appropriate to terminate the employment of any such Employee during the term hereof.

        5. Consideration.

                  a. In consideration for the Company making the Employees available to PCI under the terms of this Agreement, PCI shall issue to the Company a Warrant, substantially in the form of Exhibit A hereto, exercisable for the purchase, at a price of $0.10 per share, of up to 2,000,000 shares of PCI common stock, which is equivalent to eleven and thirty three one hundredths percent (11.33%) of the issued and outstanding common stock of PCI as at the present date and before giving effect to the exercise of this Warrant.

                  b. In accepting the Warrant, the Company acknowledges that:
         (i) it is receiving the shares underlying the Warrants for its own account and not with a view toward distribution or resale; (ii) the shares of PCI common stock it would receive upon exercise are restricted and are not registered with the Securities and Exchange Commission or any other state securities commission; (iii) as a result, the shares will not be freely tradeable and are thus subject to a higher degree of risk and subject to a higher incidence of illiquidity; and (iv) that it will not attempt to distribute or sell such shares other than in accordance with applicable securities laws.

                  c. The Company acknowledges that it or its representatives have had an opportunity to review the books and records of PCI and have been afforded an opportunity to ask and have answered any questions regarding PCI.

        6. Employee Participation in PCI Plans. Notwithstanding the terms of paragraph 3 hereof, if, in its discretion, the Board of Directors of PCI determine that it is appropriate and in PCI's best interests to permit the Employees to participate in any stock purchase or stock incentive plans that PCI may in the future adopt, subject to the terms and conditions thereof, it is understood that such Employees may participate without incurring any liability to or obligation to the Company or its affiliates, officers directors and employees.

         7. Miscellaneous

         a. All notices, requests or other communications to either of the parties by the other shall be in writing and shall be deemed duly given on the earlier of the date the same is personally delivered with receipt acknowledged or when deposited in the United States mail, postage prepaid to the addresses first written above, attention President, or at such other address of which either party may hereinafter notify the other in writing.

         b. This Agreement, shall be governed by and construed in accordance with the laws of the State of New York, excluding therefrom any principles of conflicts of laws. If any of the provisions of this Agreement shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect. The parties hereby irrevocably agree to the jurisdiction and venue of the courts of the State of New York, County of New York to adjudicate any issues that may arise in connection with this agreement.

         c. This Agreement contains the entire agreement between the parties hereto and all prior discussions, agreements and understandings are superseded by this Agreement, which may be amended, changed or terminated only by an instrument in writing signed by the parties hereto and specifying that it is an amendment, change or termination of this Agreement.

         d. No failure to exercise and no delay in exercising, in part or in full, on the part of either party hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement shall be effective unless signed by both parties hereto and any such waiver shall not constitute a waiver in the future of any of the provisions of the foregoing instruments, except as may be specifically provided in any such waiver.

         e. Captions and headings used herein are inserted for convenience only and shall not be given any legal effect.

         f. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         g. This Agreement shall be binding upon and inure to the benefit of the Company and PCI and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the day and year first above written.

                                        Long Distance Direct Holdings, Inc.

                                        By: /s/ [illegible]
                                           ----------------------------

                                        PowerChannel, Inc.

                                        By: /s/ [illegible]
                                           ----------------------------
                                           President